Exhibit 1.1

                          [FRONT OF STOCK CERTIFICATE]


SHARES OF $_______ SERIES A                          SHARES OF $______ SERIES A
CUMULATIVE CONVERTIBLE PREFERRED                         CUMULATIVE CONVERTIBLE
STOCK PAR VALUE $.001                           PREFERRED STOCK PAR VALUE $.001

FORMED UNDER THE                                               SHARES
LAWS OF THE STATE
OF MARYLAND
                                 U.S. RESTAURANT
                                 PROPERTIES, INC.           THIS CERTIFICATE IS
                                                         TRANSFERABLE IN BOSTON
                                                       MASS. AND NEW YORK, N.Y.

                                                          CUSIP ______________
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

    THIS CERTIFIES THAT





    is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF $________ SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK OF



U.S. Restaurant Properties, Inc. (the "Company"), transferable only on the books of the Company by the holder hereof in person, or by duly authorized attorney, upon the surrender of this Certificate is properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized representatives.

Dated:

                    U.S. RESTAURANT PROPERTIES, INC.
                               CORPORATE
                                  SEAL
                                MARYLAND

SECRETARY                       PRESIDENT       Counter signed and Registered:
                                                AMERICAN STOCK TRANSFER
                                                & TRUST COMPANY, Transfer Agent
                                                and Registrar

                                                By:
                                                    Authorized Signature

                     THERE ARE RESTRICTIONS ON THE TRANSFER
                  OF THE SHARES EVIDENCED BY THIS CERTIFICATE
                 AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

                           [BACK OF STOCK CERTIFICATE]

                        U.S. RESTAURANT PROPERTIES, INC.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS, AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE. TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES, SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL STATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY (1) BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.8% (OR SUCH OTHER PERCENTAGE AS MAY BE PROVIDED IN THE CHARTER OF THE CORPORATION) OF THE AGGREGATE VALUE OF ALL OUTSTANDING STOCK (UNLESS SUCH PERSON IS THE EXISTING HOLDER), OR (2) BENEFICIALLY OWN STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE CORPORATION HAS THE OPTION TO REDEEM SHARES OF EXCESS STOCK UNDER CERTAIN CIRCUMSTANCES. ALL TERMS IN THIS LEGEND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP OR TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

         The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
 TEN COM -- as tenants in common     UNIF TRAN MIN ACT--______ Custodian ______
 TEN ENT -- as tenants by the                           (Cust)          (Minor)
            entireties
 JT TEN  -- as tenants in common         under Uniform Transfers to Minors
                                         Act ___________________
                                                  (State)

   Additional  abbreviations may also be used though not in the above list.

For Value Received, _____________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
_______________________________________________________________________________

________________________________________________________________________ shares of $_________ Series A Cumulative Convertible Preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated, ________________________

                                  ___________________________________________
                                  NOTICE:THE  SIGNATURE  TO  THIS   ASSIGNMENT
                                              MUST CORRESPOND WITH THE NAME AS
                                              WRITTEN  UPON  THE  FACE  OF THE
                                              CERTIFICATE IN EVERY PARTICULAR,
                                              WITHOUT       ALTERATION      OR
                                              ENLARGEMENT    OR   ANY   CHANGE
                                              WHATEVER.


Signature(s) Guaranteed by:

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